EXECUTION VERSION

UHS HOLDCO, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) is made effective as of April 13, 2015 (the “Grant Date”) by and between UHS Holdco, Inc., a Delaware corporation (the “Company”), and Thomas Leonard (the “Grantee”). Capitalized terms used but not defined herein, including in Section 8, shall have the meanings ascribed to such terms in the Employment Agreement.

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock units provided for herein to the Grantee pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Restricted Stock Unit Award.  Subject to the terms and conditions of this Award Agreement, the Company hereby grants to the Grantee 7,042,254 restricted stock units (the “RSUs”), which shall vest in accordance with Section 2 hereof.  Each RSU represents one notional  Share.

2. Vesting and Forfeiture.

(a) Vesting Schedule.  Twenty-five percent (25%) of the RSUs shall vest on each of the first four anniversaries of the Grant Date (each anniversary, a “Vesting Date”), provided that a Termination Date has not occurred prior to the applicable Vesting Date.

(b) Forfeiture.  In the event that a Termination Event occurs prior to a Vesting Date, all unvested RSUs shall be cancelled for no consideration. In the event that Grantee’s Service terminates for Cause, any Shares issued in settlement of RSUs shall be forfeited and cancelled for no consideration.

(c) Change of Control. In the event of a Change of Control or a Sale of the Company pursuant to clause (ii) of the definition below, all RSUs shall vest.

3. Settlement of RSUs.  Within fifteen (15) days following an applicable Vesting Date (each such date, a “Settlement Date”), the Company shall cause the number of Shares equal to the number of RSUs that vested on the Vesting Date to be issued in the name of the Grantee.  RSUs shall be settled in all events no later than March 15th of the year following the year in which the RSUs vest. The Company shall not be liable to the Grantee for damages relating to any delays in issuing the certificates to the Grantee, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.  The Grantee shall have none of the rights of a stockholder of the Company with respect to the RSUs unless and until Shares are issued to the Grantee in accordance with this Section 3.  As of the Grant Date, the Grantee shall enter into a joinder to the Stockholders Agreement (if not already a party to the Stockholders Agreement) substantially in the form attached hereto as Exhibit A, to become effective upon the settlement of the RSUs by the delivery of Shares.

On each Settlement Date the Grantee shall be permitted to elect to satisfy all or part of the minimum applicable income and employment tax withholdings (“Withholding Amount”) in connection with the settlement of RSUs by any combination of: (i) having Shares otherwise deliverable in settlement of such RSUs, having a Fair Market Value equal to the amount of such withholdings, withheld by the Company on the date such RSUs are settled and (ii) borrowing an amount equal to all or a portion of the Withholding Amount from the Company pursuant to a promissory note substantially in the form provided in Exhibit B.

4. No Right to Continued Service.  The granting of the RSU evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Grantee and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Grantee.

5. Securities Laws/Legend on Certificates.  The issuance and delivery of Shares shall comply (or be exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares or documents granting equity awards may have an appropriate legend or statement of applicable restrictions endorsed thereon.  If the Company deems it necessary to ensure that the issuance of securities under this Award Agreement is not required to be registered under any applicable securities laws, each Grantee to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements.

6. Dividend Equivalent.   With respect to each RSU the Grantee shall have the right to receive an amount equal to the regular per share dividend or cash distribution (if any) paid by the Company during the period between the Grant Date and the date the RSUs are settled.  When such dividends or distributions are paid by the Company, the Grantee shall be credited with an amount determined by multiplying the number of RSUs by the per share dividend or distribution, which amount shall be held by the Company and subject to forfeiture until the RSUs vest in accordance with Section 2 hereof.  Such dividends and distributions shall be paid to the Grantee on the date the RSUs vest or as soon as practicable, but in no event later than thirty (30) days thereafter.

7. Restrictions.  The Grantee acknowledges that the RSUs are not issued under the Company’s Amended and Restated Stock Option Plan (the “Plan”), however, Sections 5.7, 5.8, 5.9, 5.10 5.11 and 6.5 of the Plan are incorporated herein by reference and Shares issued in settlement of RSUs are subject to such Sections of the Plan as if such Shares were issued upon the exercise of an option awarded under the Plan.

8. Definitions.

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

“Cause” means, as defined in Grantee’s Employment Agreement.

“Change of Control” means any (i) sale or issuance (or series of sales or issuances) of Shares or the right to acquire Shares by the Company or any holders thereof which results in any Person or group of Affiliated Persons (other than the owners of Shares or the right to acquire Shares as of the date hereof and Affiliates of such Persons) owning and/or having the right to acquire more than 50% of the Shares on a fully diluted basis at the time of such sale or issuance (or series of sales or issuances), other than in connection with a Public Offering or (ii) merger, share exchange, reorganization, recapitalization or consolidation to which the Company is a party (other than a merger in which the Company is the surviving entity, or a share exchange in which capital stock of the Company is issued, that does not result in more than 49% of the Company’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board being owned of record or beneficially by persons or entities other than the holders of such capital stock immediately prior to such merger or share exchange).

“Code” means the Internal Revenue Code of 1986, as amended.

“Employment Agreement” means that certain employment agreement between UHS and Grantee dated as of April 8, 2015, as may be amended from time to time.

“Fair Market Value” of any Share as of any given date shall be determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant; provided, that in making such determination, the Board shall assume that the Company and its Subsidiaries are sold as a going concern and then liquidated and shall not provide for any discounts based on the fact that the Shares being valued represent a minority interest in the Company; provided,  further, that notwithstanding anything herein to the contrary, any determination of Fair Market Value shall be made in accordance with the requirements of Section 409A of the Code.

“Family Group” means, when used with reference to a specified individual Person, (i) such Person's spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person's relatives (other than any remainder interests) or (iii) any limited partnership or limited liability company the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person's relatives.

“Good Reason” means, as defined in the Grantee’s Employment Agreement.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Shares on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Shares and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the Shares.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Public Offering” means an underwritten public offering and sale of Shares pursuant to an effective registration statement under the Securities Act; provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any form for similar registration purposes, or an employee benefit plan pursuant to a registration statement on Form S-8 or any form for similar registration purposes.

“Sale of the Company” means any transaction (other than pursuant to a Public Offering) involving the Company or UHS and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) a majority of the outstanding shares of capital stock of the Company or UHS (whether by merger, consolidation, sale of the capital stock or otherwise) or (ii) all or substantially all of the assets of the Company or UHS, as determined on a consolidated basis.

“Share” means a share of the Company’s common stock, par value $0.01per share.

“Stockholders Agreement” means the Stockholders Agreement, dated as of May 31, 2007, by and among the Company and certain of the Company's stockholders, as amended or modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.  Where not otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Termination Date” means, with respect to the Grantee, the date that a Termination Event has occurred.

“Termination Event” means that Grantee has ceased to be employed by the Company or any of its Subsidiaries for any reason or no reason (including as a result of such Grantee's disability or death, resignation for Good Reason or termination by UHS with or without Cause.)

“UHS” means Universal Hospital Services, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

9. Restrictive Covenants. The Grantee acknowledges that the RSUs shall serve as additional consideration for the restrictive covenants in Section 15 of the Employment Agreement.

10. Withholding.  The Grantee may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold the minimum statutory withholding taxes in respect of the RSU, its settlement or any payment or transfer under or with respect to the RSU and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

11. Notices.  Any notice hereunder to the Company shall be addressed to the Company’s principal executive office, Attention: General Counsel, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.  Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

12. Entire Agreement.  The Award Agreement (including the provisions of the Stockholders Agreement and the Plan incorporated by reference herein) constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

13. Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

14. Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

15. Choice of Law.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any Federal court sitting in the State of Minnesota over any suit, action or proceeding arising out of or relating to this Plan.  The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court.  The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

16. No Guarantees Regarding Tax Treatment.  The Grantee (or their beneficiaries) shall be responsible for all taxes with respect to the RSUs.  The Committee and the Company make no guarantees regarding the tax treatment of the RSUs.

17. Amendment.  The Committee may amend or alter this Award Agreement and the RSUs granted hereunder at any time; provided that, no such amendment or alteration shall be made without the consent of the Grantee if such action would materially diminish any of the rights of the Grantee under this Award Agreement or with respect to the RSUs.

18. Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19. Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement as of the date first written above.

UHS HOLDCO, INC.

/s/ James B. Pekarek

By: James B. Pekarek

Agreed and acknowledged as

of the date first above written:

/s/ Thomas Leonard

                      GRANTEE

EXHIBIT A

JOINDER TO STOCKHODLERS AGREEMENT

EXHIBIT B

FORM OF PROMISSORY NOTE